Exhibit 10.5

AMENDMENT NO. 2
TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT dated as of July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time this “Amendment”), is entered into by and among UNITED THERAPEUTICS CORPORATION, a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower who are or may become party to the Credit Agreement from time to time, as Guarantors, the lenders who are or may become party to the Credit Agreement from time to time, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

RECITALS

WHEREAS, the parties to this Amendment are parties to that certain Credit Agreement dated as of September 26, 2013, as amended by that certain Amendment No. 1 to Credit Agreement dated as of July 24, 2014 (collectively, the “Existing Credit Agreement” and together with this Amendment and as such Existing Credit Agreement is otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the parties to this Amendment now wish to amend the Existing Credit Agreement to extend the date referenced in part (a) of the definition of “Maturity Date” from “September 30, 2015” to “September 30, 2017”.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Credit Parties and Administrative Agent hereby agree as follows:

SECTION 1.
DEFINED TERMS

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them pursuant to the Existing Credit Agreement.  Unless otherwise specified, (a) each agreement, instrument or other document referenced in this Amendment shall refer to such agreement, instrument or other document, in each case as amended, restated, supplemented or otherwise modified from time to time; and (b) each definition shall apply to the singular and the plural forms of such terms, as applicable.

SECTION 2.
AMENDMENTS TO EXISTING CREDIT AGREEMENT

2.1                               Maturity Date.  In Section 1.1 of the Existing Credit Agreement, the definition of “Maturity Date” is deleted in its entirety and replaced by the following:

“Maturity Date” means the earliest to occur of (a) September 30, 2017, (b) the date of termination of the entire Revolving Credit Commitment pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 8.2.

SECTION 3.
CONDITIONS PRECEDENT

This Amendment shall be effective upon the date as of which there is satisfaction (or waiver in writing by Administrative Agent) of each of the following conditions precedent (and with respect to each agreement, document or other deliverable hereunder, each such item shall be in form and substance satisfactory to Administrative Agent) (the “Closing Date”):

(a)                                 Receipt by Administrative Agent of this Amendment executed and delivered by each Credit Party.

(b)                                 Receipt by Administrative Agent of a certificate of a Responsible Officer of each Credit Party substantially in the form attached as Exhibit J to the Existing Credit Agreement certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Amendment and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated pursuant to this Amendment and the execution, delivery and performance of this Amendment, and (D) a certificate as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

(c)                                  Receipt by Administrative Agent of all other certificates, opinions, agreements, instruments and documents, as Administrative Agent determines necessary or appropriate in connection with this Amendment.

(d)                                 Immediately prior to the Closing Date and immediately after the Closing Date, no Default or Event of Default shall have occurred and be continuing.

SECTION 4.
RATIFICATION AND AGREEMENT

Credit Parties hereby ratify the Loan Documents and acknowledge, agree and affirm that, from and after the Closing Date, (a) Credit Parties remain bound by all terms of the Loan Documents, as applicable, (b) Credit Parties are responsible for the continuing observance and full performance of their respective obligations pursuant to the Loan Documents and (c) the obligations of Credit Parties pursuant to the Loan Documents remain unchanged and in full force and effect, other than as expressly provided for in this Amendment.

SECTION 5.
REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants that no Default or Event of Default shall have occurred and be continuing as of the Closing Date and that the representations and warranties set forth in the Loan Documents, as applicable, are true and correct in all material respects as of the Closing Date, except to the extent that any such representations and warranties relate, by their terms, to a prior date, in which case such representations and warranties were true and correct in all material respects (except for any

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representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) as of such prior date.

SECTION 6.
INTENTIONALLY OMITTED

SECTION 7.
MISCELLANEOUS

7.1                               Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

7.2                               Counterparts/Fax/Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by fax or email shall be effective as an original and shall constitute a representation that an original shall be delivered.

7.3                               Governing Law.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

7.4                               Further Assurances.  The parties to this Amendment agree to promptly take such actions, at the expense of Borrower and upon the request of any of the other parties to this Amendment, as are reasonably necessary to carry out the intent of this Amendment, in each case as such actions (a) must be reasonably agreed to by all parties to this Amendment and (b) shall not increase the liabilities or burdens of Administrative Agent.

7.5                               Severability; Waivers.  If any part of this Amendment is not enforceable, the rest of the Amendment may be enforced.  If Administrative Agent waives an Event of Default, it may enforce a later Event of Default.  Any consent or waiver under this Amendment must be in writing.

7.6                               Attorneys’ Fees.  Borrower shall pay the reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation, closing and enforcement of this Amendment and the matters related thereto.  Such payment by Borrower shall be made within thirty (30) days after Borrower’s receipt of an invoice regarding any such fees and expenses.

7.7                               Indemnification.  Borrower will indemnify and hold each Lender, Administrative Agent, their respective parent entities (direct and indirect, including without limitation without Wells Fargo & Company), subsidiaries and Affiliates (including without limitation Wells Fargo Bank, National Association) and all of their respective directors, officers, employees, agents, successors, attorneys and assigns (individually, an “Indemnitee” and collectively, the “Indemnitees”) harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a)

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this Amendment or any document executed pursuant hereto, (b) any credit or financing extended or committed by any Lender to Borrower under any Loan Document, and (c) any litigation or proceeding related to or arising out of this Amendment, any such document, or any such credit or financing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, willful misconduct or intentional bad acts of such Indemnitee or (y) any material breach by such Indemnitee of any Loan Document.  This indemnity includes but is not limited to attorneys’ fees and expenses (including without limitation the allocated cost of in-house counsel).  This indemnity will survive repayment of Borrower’s obligations to Administrative Agent and Lenders pursuant to the Loan Documents.  All sums due to any Indemnitee hereunder shall be obligations of Borrower, due and payable immediately without demand.

7.8                               Notices.  Unless otherwise provided in this Amendment or in another Loan Document, all notices required under this Amendment shall be delivered in accordance with the notice requirements of the Loan Documents.

7.9                               Headings.  Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Amendment.

7.10                        Joint and Several Liability.  The obligations of Credit Parties pursuant to this Amendment are joint and several in nature.

7.11                        Continued Effectiveness of Loan Documents.  Except as expressly set forth in this Amendment, the terms and provisions of the Loan Documents shall remain in full force and effect.

[signatures on the following pages]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date above.

BORROWER:

UNITED THERAPEUTICS CORPORATION, as Borrower

By:	/s/ James Edgemond
Name:	James Edgemond
Title:	Chief Financial Officer and Treasurer

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GUARANTOR:

LUNG BIOTECHNOLOGY PBC (successor-in-interest to Lung Biotechnology Inc.), as a Guarantor

By:	/s/ James Edgemond
Name:	James Edgemond
Title:	Chief Financial Officer and Treasurer

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AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Barbara K. Angel
Name:	Barbara K. Angel
Title:	Senior Vice President

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